UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
___________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported)
August 26, 2022
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Okta, Inc.
(Exact name of registrant as specified in its charter)
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Delaware	001-38044	26-4175727
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

100 First Street, Suite 600
San Francisco, California 94105
(Address of principal executive offices)

(888) 722-7871
(Registrant's telephone number, including area code)

___________________________________

___________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	OKTA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 - Results of Operations and Financial Condition
On August 31, 2022, Okta, Inc. (the "Company") issued a press release announcing its financial results for the fiscal quarter ended July 31, 2022.

A copy of the press release is attached as Exhibit 99.1.

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On August 31, 2022, the Company announced that J. Frederic Kerrest, the Company’s Executive Vice Chairman, Chief Operating Officer and Co-founder intends to take a sabbatical. During the sabbatical, Mr. Kerrest will remain an at-will employee of the Company but will not fulfill any of his regular duties as an employee. The sabbatical will begin November 1, 2022 and continue through October 31, 2023. Mr. Kerrest will remain Executive Vice Chairman and continue to serve as a member of the Company’s board of directors.

The Company has entered into a sabbatical letter agreement with Mr. Kerrest. Under the terms of the sabbatical letter agreement, Mr. Kerrest will not be paid his base salary during the term of the sabbatical. Mr. Kerrest will be eligible to earn 75% of his fiscal 2023 annual bonus, based on his service through the end of the fiscal quarter ending October 31, 2022, with any bonus to be earned based on actual performance and paid at the same time bonuses are paid to other senior executives of the Company. The vesting of Mr. Kerrest’s equity awards, including stock options and restricted stock units, will be tolled during the sabbatical; however, such equity awards will remain outstanding in accordance with their terms. Mr. Kerrest will continue to be eligible for the Company’s healthcare coverage during the sabbatical; provided that if Mr. Kerrest is no longer eligible to participate in such coverage, the Company will pay the cost of COBRA premiums.

The foregoing description of the sabbatical letter agreement is not a complete description of all terms of the sabbatical letter agreement and is qualified in its entirety by reference to the full text of the sabbatical letter agreement, a copy of which is attached as Exhibit 99.2.

Item 7.01 - Regulation FD Disclosures
On August 31, 2022, the Company posted supplemental investor materials on its investor.okta.com website. The Company uses its investor.okta.com website as a means of disclosing material non-public information, announcing upcoming investor conferences and for complying with its disclosure obligations under Regulation FD. Accordingly, investors should monitor the Company’s investor relations website in addition to following its press releases, SEC filings and public conference calls and webcasts.

The information furnished in the current report on Form 8-K and in the accompanying Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act regardless of any general incorporation language in such filings, unless expressly incorporated by specific reference in such filing.

Item 9.01 - Financial Statements and Exhibits
(d) Exhibits

Exhibit Number	Description
99.1	Press release dated August 31, 2022, issued by Okta, Inc.
99.2	Sabbatical Letter Agreement dated August 26, 2022, between J. Frederic Kerrest and Okta, Inc.
104	Cover Page Interactive Data File—the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 31st day of August 2022.

Okta, Inc.

By:	/s/ Brett Tighe
Name:	Brett Tighe
Title:	Chief Financial Officer
(Principal Financial Officer)